EXHIBIT 99.5

EasyLink Litigation Update

On March 25, 2003, EasyLink Services Corporation (“EasyLink”) filed an amended complaint against the Company, Xpedite and AT&T Corp. (“AT&T”), in the Superior Court of New Jersey, Chancery Division: Middlesex County (referred to as “EasyLink I”). EasyLink’s complaint alleges, among other things, that the Company entered into agreements to purchase a secured promissory note (the “Note”) in the original principal amount of $10 million (the “Note Purchase Agreement”) and 1,423,980 shares of EasyLink’s Class A common stock (the “Stock Purchase Agreement”) for the purpose of obtaining EasyLink’s business by using the acquired securities to block a debt restructuring that EasyLink was allegedly pursuing with its creditors, including AT&T, and for other improper motives. EasyLink’s complaint alleges that it pursued such debt restructuring in reliance on its understanding that AT&T would participate in the restructuring on certain terms to which EasyLink and AT&T allegedly had agreed, and that AT&T misled EasyLink as to its intentions with respect to such restructuring. The complaint further alleges that AT&T disclosed confidential information of EasyLink to the Company in violation of AT&T’s agreements with EasyLink, and that such information was used by AT&T and the Company in furtherance of a joint scheme to force EasyLink out of the marketplace. EasyLink’s complaint also alleges that the Company’s employees and those of Xpedite have knowingly made false statements to EasyLink’s customers, investors and creditors regarding EasyLink and its financial stability. EasyLink claims that these various actions have impaired its ability to restructure its debt effectively and caused it to suffer various other commercial losses. EasyLink’s complaint seeks to (i) enjoin AT&T from selling the secured promissory note to the Company, improperly interfering with EasyLink’s business and contracts and disclosing EasyLink’s confidential information without EasyLink’s consent; (ii) compel AT&T to consummate EasyLink’s proposed restructuring; (iii) enjoin the Company and Xpedite from making false statements to EasyLink’s customers and creditors regarding EasyLink and its financial position; (iv) enjoin the Company from contacting EasyLink’s creditors and preventing the restructuring of EasyLink’s debt; and (v) enjoin the Company and Xpedite from using EasyLink’s confidential information and contacting EasyLink’s current and former employees to obtain such confidential information. EasyLink’s complaint also seeks unspecified damages from AT&T and the Company. The Company and Xpedite filed a motion to dismiss the claims against them. A hearing on EasyLink’s application for a preliminary injunction was held on May 1, 2003. The court adjourned the hearing without ruling and directed the parties to explore settlement. The hearing was reconvened on May 13, 2003. The court again adjourned the hearing without ruling and directed the parties to explore settlement. The hearing was scheduled to reconvene on May 22, 2003. On June 26, 2003 the Trial Judge issued an oral opinion dismissing each and every cause of action against AT&T, PTEK and Xpedite. On July 11, 2003, the court entered an order granting AT&T’s, the Company’s and Xpedite’s motions to dismiss EasyLink’s complaint, without prejudice and without costs. On July 31, 2003 EasyLink filed a Notice of Appeal.

On July 31, 2003 EasyLink filed a new lawsuit against AT&T, Xpedite and PTEK in the Law Division of the Superior Court of New Jersey, Middlesex County (referred to as “EasyLink II”). PTEK or Xpedite are named in Counts Three, Four and Six; AT&T is named in Counts One, Two, Three and Five. The causes of action asserted against AT&T alone allege breach of contract (to which the Company is not a party), breach of fiduciary duty based on assertions that AT&T failed to disclose its dealings with PTEK to EasyLink, agreed to the Note Purchase Agreement after previously agreeing to sell the Note to EasyLink, disclosed confidential information to PTEK and precluded EasyLink from obtaining a working capital loan. The Third Cause of Action seeks a declaratory judgment to the effect that the Note Purchase Agreement and Stock Purchase Agreement constitute illegal, unenforceable contracts as a matter of law and violate Section 5(b)(1) of the Securities Act of 1933 as well as the terms of a Note and Modification Agreement between AT&T and EasyLink dated as of June 1, 2001. In the Fourth Cause of Action, EasyLink seeks damages in an unspecified amount against PTEK and Xpedite for unfair competition based on allegations that PTEK and Xpedite transgressed generally accepted standards of business by attempting to purchase EasyLink’s debt from creditors in order to derail EasyLink’s debt restructuring; making false and misleading statements to EasyLink’s creditors and stockholders regarding EasyLink’s financial stability and the Note Purchase Agreement; issuing a false and misleading press release dated March 2003; attempting to purchase EasyLink’s stock in a manner that violated the securities laws; and contacting EasyLink’s customers about the Note Purchase Agreement and EasyLink’s financial stability, causing them to redirect business elsewhere. The Sixth Cause of Action, asserted against PTEK alone, charges tortious interference with contract and prospective business advantage by contacting creditors of EasyLink that had already agreed to restructure EasyLink’s debt and offering to buy that debt on better terms than EasyLink had offered as well as making false statements to creditors concerning EasyLink’s financial status. By way of relief, EasyLink seeks damages in an undetermined amount and asserts that it was forced to restructure debt on more onerous terms, downsize its business and terminate 15 percent of its domestic employees because of PTEK’s actions. There is a substantial similarity in the allegations that are made in this lawsuit and those made in the prior lawsuit previously dismissed by order dated July 11, 2003.